UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38758 (Commission File Number)	45-2259340 (I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2, #3256

Sacramento, California 95825

(Address of principal executive offices)

(424) 222-9301

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends and supplements the Current Report on Form 8-K (the “Original Report”) filed by Lunai Bioworks, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2026 (Date of Report: April 27, 2026). The Company is filing this Amendment to supplement Item 3.01 of the Original Report to reflect the Company’s receipt on April 28, 2026 of an additional staff determination letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC regarding compliance with Nasdaq Listing Rule 5550(b)(2). The soliciting material and related disclosures included in the Original Report under the captions “The Special Meeting and the Proposals Being Voted On,” “Additional Information and Where to Find It” and “Participants in the Solicitation,” are no longer applicable because the Special Meeting has been held and the proposals submitted to a vote of stockholders thereat have been acted upon.

Except as expressly set forth in this Amendment, the disclosures contained in the Original Report (including the disclosures under Items 1.01, 2.01, 3.01, 3.02, 3.03, 5.03 and 9.01 thereof) remain unchanged. This Amendment does not reflect events that may have occurred subsequent to the filing of the Original Report, except as expressly set forth herein, and should be read in conjunction with the Original Report and the Company’s other filings with the SEC. The final voting results from the Special Meeting will be reported in a separate Current Report on Form 8-K filed in accordance with Item 5.07 of Form 8-K.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.01 of the Original Report is hereby amended to include the following disclosures:

On April 28, 2026, Lunai Bioworks, Inc. (the “Company”) received a staff determination letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) formally notifying the Company that, based upon its continued non-compliance with the $35,000,000 market value of listed securities (“MVLS”) requirement set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) upon the expiration of the relevant grace period on April 27, 2026, the MVLS deficiency may serve as an additional basis for delisting the Company’s securities from Nasdaq.

At the Company’s hearing before the Nasdaq Hearings Panel (the “Panel”) on March 26, 2026, the Company presented its plan to regain compliance with both the bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), the deficiency that precipitated the hearing, and the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(2) (the “Equity Rule”), which serves as an alternative to, and in lieu of compliance with, the MVLS Rule, with the understanding that the grace period for MVLS compliance would expire on April 27, 2026.

As previously disclosed, by decision dated April 20, 2026, the Panel granted the Company’s request for continued listing on The Nasdaq Capital Market pursuant to an exception through May 1, 2026, to evidence compliance with the Equity Rule (in lieu of compliance with the MVLS Rule), and through June 1, 2026, to evidence compliance with the Bid Price Rule.

On May 1, 2026, the Company completed a merger and issued shares of Series B Preferred Stock having an aggregate stated value of $20,000,000 to the former equityholders of the acquired company. The merger and the related issuance of the Series B Preferred Stock was the principal transaction undertaken by the Company in support of its plan to regain compliance with the Equity Rule.

At the Company’s special meeting of stockholders held on May 8, 2026, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio in the range of 1-for-3 to 1-for-30, with the exact ratio to be determined by the Board of Directors in its sole discretion. The Company intends to implement a reverse stock split at a ratio sufficient to evidence compliance with the Bid Price Rule. Due to the short delay in the special meeting of stockholders, the Company has requested a short extension from the Panel to evidence compliance with the Bid Price Rule.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable securities laws, including statements regarding the Company’s ability to regain or maintain compliance with Nasdaq Listing Rule 5550(b)(2), Nasdaq Listing Rule 5550(b)(1), Nasdaq Listing Rule 5550(a)(2) and other applicable Nasdaq continued listing requirements; the Company’s response to the Panel; the outcome and timing of the Panel process; the implementation, timing, ratio and effects of the reverse stock split approved at the Company’s special meeting of stockholders held on May 8, 2026; and the continued listing of the Common Stock on The Nasdaq Capital Market. These statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors include, without limitation, the risk that the Panel does not accept the Company’s compliance plan or otherwise determines to delist the Company’s securities; the risk of an accelerated suspension or delisting determination by the Panel; the risk that, if the Common Stock is delisted, trading would move to the over-the-counter markets, which could materially and adversely affect the liquidity and market price of the Common Stock and the Company’s ability to raise capital; the risk that the Company is unable to regain or maintain compliance with applicable Nasdaq continued listing requirements; the risk that the reverse stock split, if implemented, does not result in the Company regaining or maintaining compliance with Nasdaq Listing Rule 5550(a)(2); and the risks described in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

Date: May 11, 2026

By: /s/ David Weinstein

Name: David Weinstein

Title: Chief Executive Officer